Exhibit 10.8

Wheeling-Pittsburgh Corporation

1134 Market Street

Wheeling, WV 26003

Attention: Paul J. Mooney, Executive Vice President &

Chief Financial Officer

Re: Convertible Promissory Note - Amendment

Ladies and Gentlemen:

Reference is hereby made to that certain Senior Subordinated Unsecured Convertible Promissory Note, dated March 16, 2007, made by Wheeling-Pittsburgh Corporation (the “Borrower”) payable to Bouchard 10S, LLC (the “Holder”) in the principal amount of US $2,000,000, (the “Note”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Note.

In accordance with Section 15 of the Note and intending to be legally bound, the Holder and Borrower hereby agree to amend the Note as follows:

(1) The definition of “Applicable Conversion Price” is hereby amended and restated in its entirety to read as follows:

     “Applicable Conversion Price” means $24.51 (subject to adjustment as provided in Section 5(d)(iii)).

(2) Notwithstanding anything to the contrary in the Note, the Holder and the Borrower hereby agree that the Holder shall have the right to opt out of any automatic conversion of the Note as set forth in Section 5(a) and 5(b)(ii) of the Note.

The Holder and the Borrower hereby acknowledge and agree that this letter agreement constitutes a valid amendment of the Note pursuant to Section 15 thereof. Except to the extent necessary to implement the changes set forth above, the Note shall remain unmodified and in full force and effect. This letter agreement shall constitute an allonge to the Note and shall be affixed thereto so as to become a part thereof.

[Signatures appear on the following page]

If you have any questions about the matters covered in this letter, please feel free to contact me.

Very truly yours,

Bouchard 10S, LLC

/s/ Craig T. Bouchard

Craig T. Bouchard

Dated: 6/7/07

Acknowledged and agreed:

Wheeling-Pittsburgh Corporation

By: /s/ Paul J. Mooney
Name: Paul J. Mooney
Title: Executive Vice President and Chief Financial Officer